UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  October 8, 2014

DERMIRA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36668	27-3267680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2055 Woodside Road
Redwood City, California	94061
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 421-7200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02                                     Unregistered Sales of Equity Securities.

On October 8, 2014, Dermira, Inc. (the “Company”) sold and issued 468,750 shares of its common stock (the “Shares”) at a price of $16.00 per share (equal to the price of shares sold to the public in the Company’s initial public offering (the “IPO”)) in a private placement (the “Private Placement”) for aggregate gross proceeds of $7.5 million pursuant to a Common Stock Purchase Agreement by and between the Company and UCB, S.A., the parent company of UCB Pharma S.A. (“Investor”), dated September 19, 2014. The Private Placement closed concurrently with the closing of the IPO. The sale and issuance of the Shares were made in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Investor made standard representations and warranties in connection with the Private Placement. The Shares are subject to a lock-up agreement that the Investor entered into with the underwriters for the IPO restricting the sale of the Shares for 180 days after October 2, 2014 (the date on which the Company and the underwriters executed and delivered the underwriting agreement for the IPO).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERMIRA, INC.

Date: October 8, 2014	By:	/s/ Andrew L. Guggenhime
Name: Andrew L. Guggenhime
Title: Chief Operating Officer and Chief Financial Officer